                          SERVICING CERTIFICATE                           Page 5

MLCC Mortgage Investors, Inc.                                              Current Collection Period:    17-Nov-96 through 16-Dec-96
ML Revolving Home Equity Loan Asset Backed Certificates, Series 1996-2     P & S Agreement Date:                           01-Nov-96

                                       Current pass-through rates:

Investor Certificates, Series 1996-2   LIBOR + 0.17%   5.54500%            Original Closing Date:                          25-Nov-96
                                                                           Distribution Date:                              26-Dec-96

Note: A Rapid Amortization Event has not occured since the prior Distribution Date.

                                  31   <- Accrual Days                  Investor Floating Allocation Percentage           98.000000%
LIBOR            5.37500%    8.97917%  <- Net Loan Rate                 Investor Fixed Allocation Percentage              98.000000%
WAC              9.47917%    8.88917%  <- Alternate Certificate Rate

  -----------------------------------------------------------------------------------------------------------------------------
 1       Beginning Pool Balance                                                  (P&S 4.01xx, 5.03xii)          281,795,208.31
 2       Beginning Pool Factor                                                                                      100.000000%
  -----------------------------------------------------------------------------------------------------------------------------
 3       Beginning Invested Amount                                               (P&S 4.01xxi)                  276,159,000.31
 4       Beginning Transferor Interest                                                                            5,636,208.00
 5       Beginning Certificate Principal Balance (INSURED AMOUNT)                (P&S 4.01xxiv)                 276,159,000.31
 6       Beginning Overcollateralization Amount                                  (P&S 4.01xxix)                           0.00
  -----------------------------------------------------------------------------------------------------------------------------
 7       Minimum Transferor Interest                                                                              5,636,208.00
 8       Required Amount                                                         (P&S  4.01xxii, 5.03x)           5,635,904.17
 9       Transferor Subordinated Amount                                          (P&S 4.01xxiii)                  5,635,904.17
  -----------------------------------------------------------------------------------------------------------------------------
         Collection Amounts
  -----------------------------------------------------------------------------------------------------------------------------
10       Aggregate of all Trust Interest Collections                             (P&S 4.01i)                      2,454,046.94
11       Aggregate of all Trust Principal Collections                            (P&S 4.01ii)                    14,344,476.26
12       Aggregate of any Trust Insurance Proceeds                               (P&S 4.01iii)                            0.00
13       Aggregate of any Net Trust Liquidation Proceeds                         (P&S 4.01iv)                             0.00
14       Aggregate of Transfer Deposits                                          (P&S 4.01v)                              0.00
15       Monthly Advance / (Reimbursement) for Such Distribution Date            (P&S 4.01vi &viii, 5.03xv)               0.00
16       Available Distribution Amount (10+11+12+13+14+15)                                                       16,798,523.20
17       Distribution to Trustee  (If ln 11 > ln 20, ln 11 - ln 20 + ln 10 +
         ln 15, ln 10 + ln 15)                                                                                    2,454,046.94
18       Investor Loss Amount                                                    (P&S 4.01xviii)                          0.00
19       Current Investor Loss Distribution Amount                                                                        0.00
20       Current Month Additional Balances                                       (P&S 4.01xxvii)                 18,875,198.68
21       Available Excess Interest (10+15-24ii-25ii-26ii)                                                         1,062,564.77
22       Liquidation Loss Amounts                                                (P&S 4.01xviii)                          0.00
23       Aggregate of Liquidation Loss & Investor Loss Amounts (22+18)           (P&S 4.01xviii)                          0.00

  -----------------------------------------------------------------------------------------------------------------------------
         Distribution Amounts
  -----------------------------------------------------------------------------------------------------------------------------
24 i.    Total Amount to Certificate Insurer                                                                         13,780.36
   ii.   Monthly Insurance Premium                                                                                   23,780.36
   iii.  Reimbursement Amount                                                    (P&S 4.01xxx)                            0.00
    iv.  Redirection of Certificate Insurance                                                                        10,000.00

25 i.    Investor Certificate Distribution Amount (25vii+25xii)                  (P&S 5.03i)                      1,318,620.87
  -----------------------------------------------------------------------------------------------------------------------------
   ii.   Certificate Formula Interest                                            (P&S 4.01xi)                     1,318,620.87
   iii.  Certificate Interest Collections                                        (P&S 4.01x)                      2,404,966.00
   iv.   Unpaid Certificate Interest Shortfall Included in 25vii                 (P&S 4.01xiii)                           0.00
   v.    Unpaid Interest Shortfall (carryover into current period)               (P&S 4.01xii)                            0.00
   vi.   Remaining Unpaid Interest Shortfall after giving effect to current
         distribution                                                            (P&S 4.01xii)                            0.00
   vii.  Total Certificate Distribution Allocable to Interest                                                     1,318,620.87
   viii. Maximum Principal Payment                                               (P&S 4.01xvii)                  14,057,586.73
   ix.   Alternative Principal Payment                                           (P&S 4.01xvii)                           0.00
   x.    Scheduled Principal Collections Payment                                 (P&S 4.01xvii)                           0.00
   xi.   Accelerated Principal Distribution Amount                               (P&S 4.01xvi)                            0.00
   xii.  Total Certificate Distribution Allocable to Principal (19+25x+25xi)                                              0.00

26 i.    Transferor Distribution Amount                                                                           1,111,645.71
   ii.   Transferor Interest Collections (10+15-19-25viii)                       (P&S 4.01xv)                        49,080.94
   iii.  Residual Amount included in 26i                                         (P&S 4.01xxxi)                   1,062,564.77
   iv.   Transferor Principal Collections (11-25viii)                            (P&S 4.01xv)                             0.00

  -----------------------------------------------------------------------------------------------------------------------------
27       Investor Loss Reduction Amount (From Previous Distributions)            (P&S 4.01xix)                            0.00
28       Liquidation Loss Amounts (From Previous Distributions)                  (P&S 4.01 xxxvi)                         0.00
29       Cumulative Number of all Retransferred Mortgage Loans (From Previous
         Distributions)                                                          (P&S 4.01xxxvii, 5.03xx)                 0.00
30       Cumulative Retransferred Mortgage Loan Trust Balances (From Previous
         Distributions)                                                          (P&S 4.01xxxvii, 5.03xx)                 0.00

  -----------------------------------------------------------------------------------------------------------------------------
31       Number of all Retransferred Mortgage Loans (Current Retransfer Date)    (P&S 4.01xxxvii, 5.03xx)                 0.00
32       Retransferred Mortgage Loan Trust Balances (Current Retransfer Date)    (P&S 4.01xxxvii, 5.03xx)                 0.00

  -----------------------------------------------------------------------------------------------------------------------------
33       Ending Pool Balance                                                     (P&S 5.03xii)                  286,325,930.73
34       Ending Pool Factor                                                      (P&S 4.01xxv, 5.03ix)              101.607807%
  -----------------------------------------------------------------------------------------------------------------------------
35       Ending Invested Amount                                                                                 276,159,000.31
36       Ending Transferor Interest                                              (P&S 4.01xxvi)                  10,166,930.42
37       Ending Certificate Principal Balance (INSURED AMOUNT)                   (P&S 4.01xxv, 4.01xxix)        276,159,000.31
38       Ending Overcollateralization Amount                                     (P&S 4.01xxiv, 5.03xiii)                 0.00
  =============================================================================================================================

                     STATEMENT TO CERTIFICATEHOLDERS                      Page 6

MLCC Mortgage Investors, Inc.                                              Current Collection Period:    17-Nov-96 through 16-Dec-96
ML Revolving Home Equity Loan Asset Backed Certificates, Series 1996-2     P & S Agreement Date:                           01-Nov-96

                                       Current pass-through rates:

Investor Certificates, Series 1996-2   LIBOR + 0.17%   5.54500%            Original Closing Date:                          25-Nov-96
                                                                           Distribution Date:                              26-Dec-96

Note: A Rapid Amortization Event has not occured since the prior Distribution Date.

                                  31   <- Accrual Days                  Investor Floating Allocation Percentage           98.000000%
LIBOR            5.37500%    8.97917%  <- Net Loan Rate                 Investor Fixed Allocation Percentage              98.000000%
WAC              9.47917%    8.88917%  <- Alternate Certificate Rate

  ===============================================================================================================================
Distribution to Holders of Certificates (per Certificate with a $1,000 denomination)

39 i.    Total Certificate Distribution Amount Allocable to Interest               (P&S 5.03ii)                         4.774861
   ii.   Unpaid Certificate Interest Shortfall Included in Current Distribution    (P&S 5.03iii)                        0.000000
   iii.  Unpaid Certificate Interest Shortfall Remaining after Current
         Distribution (Carryover)                                                  (P&S 5.03iv)                         0.000000

40 i     Total Certificate Distribution Allocable to Principal                     (P&S 5.03v)                          0.000000
   ii.   Scheduled Principal Collections Payment                                   (P&S 5.03v)                          0.000000
   iii.  Accelerated Principal Distribution Amount                                 (P&S 5.03v)                          0.000000

41 i     Reimbursed Investor Loss Reduction Amounts Included in Current
         Distribution                                                              (P&S 5.03vi)                         0.000000
   ii    Investor Loss Reduction Amounts after Current Distribution (Carryover)    (P&S 5.03vii)                        0.000000

42       Servicing Fee                                                             (P&S 5.03xv)                       115,806.25
43       Monthly Advance paid by the Servicer                                      (P&S 5.03xiv)                            0.00
44       Monthly (Advance Reimbursement) to the Servicer                                                                    0.00
45       Cumulative Monthly Advance paid by the Servicer                                                                    0.00
46       Amount of Insured Payments by the Certificate Insurer                     (P&S 5.03xix)                            0.00
47       Transferor Subordinated Amount after giving effect to the current
         distribution                                                              (P&S 5.03xi)                     5,635,904.17

48 i.    Number of Mortgage Loans 31 to 60 days delinquent                         (P&S 4.01xxxii, 5.03xvi)                   88
   ii.   Aggregate Principal Balances of Mortgage Loans 31 to 60 days delinquent   (P&S 4.01xxxii, 5.03xvi)         3,096,061.74
49 i.    Number of Mortgage Loans 61 to 90 days delinquent                         (P&S 4.01xxxii, 5.03xvi)                    0
   ii.   Aggregate Principal Balances of Mortgage Loans 61 to 90 days delinquent   (P&S 4.01xxxii, 5.03xvi)                 0.00
50 i.    Number of Mortgage Loans 91 or more days delinquent                       (P&S 4.01xxxii, 5.03xvi)                    0
   ii.   Aggregate Principal Balances of Mortgage Loans 91 or more days
         delinquent                                                                (P&S 4.01xxxii, 5.03xvi)                 0.00
51 i.    Number of Mortgage Loans in Foreclosure                                   (P&S 4.01xxxiii, 5.03xvii)                  0
   ii.   Aggregate Principal Balances of Mortgage Loans in Foreclosure             (P&S 4.01xxxiii, 5.03xvii)               0.00

52       Book Value of Real Estate Acquired Through Foreclosure or Grant of a
         Deed                                                                      (P&S 4.01xxxiv, 5.03xviii)               0.00
53       The Aggregate Trust Balances of any Liquidated Loans in the Current
         Month                                                                     (P&S 4.01xxxv)                           0.00